UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 24, 2012

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below in Item 5.07, on May 24, 2012 at the annual stockholders meeting (the “Annual Meeting”) of Endeavour International Corporation (the “Company”), the stockholders of the Company approved and adopted an amendment to the Endeavour International Corporation 2010 Stock Incentive Plan (the “2010 Plan”), which previously had been approved by the Company’s Board of Directors and the shareholders at the 2010 Annual Meeting of Stockholders.

The 2010 Plan provides for the granting of options, restricted stock awards, performance awards, incentive awards, and bonus stock awards (collectively, “Awards”). The 2010 Plan was originally adopted with a reservation of 8,000,000 shares of our common stock to be used in connection with the granting of awards pursuant to the 2010 Plan. On November 18, 2010, we completed a 1-for-7 reverse stock split reducing the number of shares reserved for the 2010 Plan to 1,142,857. The Board of Directors later determined that there were not sufficient shares available for issuance under the 2010 Plan to meet the Company’s needs for future grants in the upcoming years, and an increase in available shares was necessary to continue granting incentive and reward opportunities to eligible participants while assisting in retaining talented employees. On February 16, 2012 the Company’s Board of Directors approved a first amendment to the 2010 Plan which authorized an additional 1,950,000 shares of our common stock to be utilized for awards pursuant to the 2010 Plan. The approval of this plan by our shareholders increased the maximum number of shares that may be granted as equity incentive awards under the 2010 Plan by 1,950,000 shares of common stock.

The 2010 Plan is administered by the Company’s Compensation Committee, which consists solely of “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Compensation Committee has full authority to select the individuals who will receive Awards, to determine the form and amount of each of the Awards to be granted, and to establish the terms and conditions of Awards.

A more detailed description of the 2010 Plan appears on pages 7 to 17 of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 13, 2012.

The foregoing description of the First Amendment does not purport to be complete and is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below in Item 5.07, on May 24, 2012, the stockholders of the Company approved and adopted an amendment to the Amended and Restated Articles of Incorporation of the Company (the “Articles”). The amendment to the Articles became effective upon the filing of the amendment with the Secretary of State of the State of Nevada on May 24, 2012.

The amendment increased the number of authorized shares of common stock to 125,000,000. Each additional share of common stock authorized will have the same rights and privileges as each currently authorized share of common stock. The Articles currently authorize the issuance of 64,285,714 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 24, 2012. At the meeting, the Company’s stockholders were requested to: (1) elect three Class II Directors for a three-year term expiring at the Company’s Annual Meeting of Stockholders in 2015, (2) ratify the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012, (3) amend the Company’s 2010 Stock Incentive Plan and (4) amend the Company’s Amended and Restated Articles of Incorporation. Each of these items is more fully described in the Company’s proxy statement filed on April 13, 2012.

The certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 — Election of three Class II Directors: The election of three Class II Directors was approved as follows:

Nominee	For	Withheld	Broker Non-Votes

Sheldon R. Erikson	20,570,523	3,770,534	9,838,196
Nancy K. Quinn	20,767,928	3,573,129	9,838,196
John N. Seitz	23,187,308	1,153,749	9,838,196

Proposal No. 2 — Ratification of the Selection of Ernst & Young LLP (E&Y): The ratification of the appointment of E&Y as independent registered public accounting firm for the Company was approved as follows:

For	Against	Abstained

33,713,104	439,265	26,884

Proposal No. 3 — Amendment to the Company’s 2010 Stock Incentive Plan: The Company’s 2010 Stock Incentive Plan was approved as follows:

For	Against	Abstained	Broker Non-Votes

19,653,335	4,463,402	224,320	9,838,196

Proposal No. 4 — Amendment to the Company’s Amended and Restated Articles of Incorporation: The amendment to increase the number of authorized shares of common stock to 125,000,000 was approved as follows:

For	Against	Abstained

30,929,351	3,010,279	239,623

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit
Number	Description of the Exhibit

3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation, dated May 24, 2012.
10.1	First Amendment to 2010 Incentive Plan, dated as of May 24, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

May 25, 2012	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation, dated May 24, 2012.
10.1	First Amendment to 2010 Incentive Plan, dated as of May 24, 2012.